UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 17, 2006

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2006, Gemstar-TV Guide International, Inc. (the “Company”) entered into an employment agreement with Bedi Ajay Singh, pursuant to which Mr. Singh will serve as Executive Vice President and Chief Financial Officer of the Company. The information set forth in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 17, 2006, Mr. Singh will serve as Executive Vice President and Chief Financial Officer for the Company. Prior to joining the Company, Mr. Singh was the Chief Finance and Administration Officer for Novartis Pharma AG. From 1999 until 2003, Mr. Singh was Executive Vice President and Chief Financial Officer for Sony Pictures Entertainment.

The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1. The agreement is for a three year term effective as of April 17, 2006. Mr. Singh will receive a base salary of $625,000 during the first year of his term, which will increase to $656,000 and $690,000 during the second and third years of his term, respectively. Mr. Singh will also be entitled to an annual bonus with a target amount equal to 40% of his base salary. Mr. Singh also received an option grant to purchase up to 300,000 shares of Company common stock at an exercise price of $3.39, with a ten year term. The options will vest and become exercisable in four equal annual installments.

Mr. Singh will be entitled to participate in all benefit plans or arrangements applicable to senior executives of the Company. The Company will pay, or reimburse Mr. Singh for, all reasonable expenses actually incurred or paid by him in connection with his performance of his duties including travel expenses deemed appropriate for his position under the Company’s travel policy and documented legal fees, not to exceed an aggregate amount of $5,000, in connection with the negotiation of his employment agreement.

If the Company terminates Mr. Singh’s employment for any reason other than for Cause (as defined in the employment agreement), death or disability or if Mr. Singh terminates his employment for a Good Reason (as defined below), Mr. Singh will be placed on contract payout status under which he may elect either to remain employed by the Company during a transitional period or receive a negotiated lump-sum payment. Good Reason includes the following circumstances: (a) the Company requires Mr. Singh, without his consent, to relocate more than fifty (50) miles away from the greater Los Angeles, California metropolitan area; (b) the Company substantially diminishes Mr. Singh’s duties or responsibilities without his consent; (c) the Company reduces Mr. Singh’s annualized base salary; or (d) the Company breaches any material provision of the employment agreement.

The employment agreement contains customary confidentiality, non-competition, non-solicitation, cooperation and indemnification provisions.

The press release issued by the Company announcing the appointment of Mr. Singh is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated April 12, 2006 between Gemstar –TV Guide International, Inc. and Bedi Ajay Singh.

99.1	Press release dated April 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ Stephen H. Kay
Stephen H. Kay
Executive Vice President, General
Counsel and Secretary

Date: April 17, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated April 12, 2006 between Gemstar –TV Guide International, Inc. and Bedi Ajay Singh

99.1	Press release dated April 17, 2006.